UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

DIGITAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California		94111
(Address of principal executive offices)		(Zip Code)

(415) 738-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

The information in this Item 2.02 of this Current Report is furnished pursuant to Item 2.02 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act regardless of any general incorporation language in such filing.

On January 31, 2013, at our 2013 Analyst Day, management will discuss the following revised guidance for the quarter and full year ended December 31, 2012, and information derived from this guidance:

Funds from Operations (FFO)	FY 2012E
Net income available to common stockholders (per share)	$1.46 – $1.48
Real estate depreciation & amortization	3.29
Dilutive impact of converts (1)	(0.33)

Projected FFO per diluted share	$4.42 – $4.44
Adjustments for items that do not represent core expense and revenue streams	0.02

Projected core FFO per diluted share	$4.44 – $4.46

Q4 2012E
Net income available to common stockholders (per share)	$0.35 – $0.37
Real estate depreciation & amortization	0.84
Dilutive impact of converts (1)	(0.05)

Projected FFO per diluted share	$1.14 – $1.16
Adjustments for items that do not represent core expense and revenue streams	0.03

Projected core FFO per diluted share	$1.17 – $1.19

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA ($ in millions)	FY 2012E
Net income available to common stockholders	$171 – $173
Interest, taxes, depreciation and amortization	543

Projected EBITDA	$714 – $716
Noncontrolling interests and preferred stock dividends	44
Less: Gain on sale of assets	(2)

Projected Adjusted EBITDA	$756 – $758
Less: Straight-line rent and non-cash purchase accounting adjustments	(87)

Projected cash Adjusted EBITDA	$669 – $671

($ in millions)	Q4 2012E
Net income available to common stockholders	$44.0 –$46.0
Interest, taxes, depreciation and amortization	148.5

Projected EBITDA	$192.5 – $194.5
Noncontrolling interest and preferred stock dividends	11.1

Projected Adjusted EBITDA	$203.6 – $205.6

(1)	Includes dilutive impact of convertible preferred stock and exchangeable debentures.

Note: FY 2012E and Q4 2012E financial information is preliminary, unaudited and subject to completion of our FY 2012 audit. FFO, core FFO, EBITDA, Adjusted EBITDA, cash Adjusted EBITDA and NOI are non-GAAP financial measures.

We expect net operating income, or NOI, growth in 2012E from 2011 to be in the range of $130 million—$140 million and development/redevelopment spending of $747 million in 2012E.

Our definition and calculation of non-GAAP financial measures may differ from those of other REITs, and, therefore, may not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

We calculate Funds from Operations, or FFO, in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance.

Core Funds from Operations (CFFO)

We present core funds from operations, or CFFO, as a supplemental operating measure because, in excluding certain items that do not reflect ongoing revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in our core business operating performance. We calculate CFFO by adding to or subtracting from FFO (i) termination fees and other non-core revenues, (ii) significant transaction expenses, (iii) loss from early extinguishment of debt, (iv) costs on redemption of preferred stock, (v) significant property tax adjustments, net, (vi) change in fair value of contingent consideration and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on our financial condition and results from operations, the utility of CFFO as a measure of our performance is limited. Other REITs may not calculate CFFO in a consistent manner. Accordingly, our CFFO may not be comparable to other REITs’ CFFO. CFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance.

Net Operating Income (NOI)

NOI represents rental revenue and tenant reimbursement revenue less rental property operating and maintenance expenses, property taxes and insurance expenses (as reflected in statement of operations). NOI is commonly used by stockholders, company management and industry analysts as a measurement of operating performance of the company’s rental portfolio. However, because NOI excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI as a measure of our performance is limited. Other REITs may not calculate NOI in the same manner we do and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance.

Earnings Before Interest Taxes Depreciation and Amortization (EBITDA) and Adjusted EBITDA

We believe that earnings before interest expense, income taxes, depreciation and amortization, or EBITDA and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view our performance without the impact of non-cash depreciation and amortization or the cost of debt, and with respect to Adjusted EBITDA, preferred dividends and noncontrolling interests. Adjusted EBITDA is EBITDA excluding noncontrolling interests, preferred stock dividends and costs of redeeming our preferred stock. In addition, we believe EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than we do; accordingly, our EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income (computed in accordance with GAAP) as a measure of our financial performance.

Each of FFO, CFFO, NOI, EBITDA and Adjusted EBITDA exclude items that have real economic effect and could materially impact our results from operations, and therefore the utility of FFO, CFFO, NOI, EBITDA and Adjusted EBTIDA as measures of our performance is limited.

NOI reconciliation to operating income is as follows:

Reconciliation of Net Operating Income (NOI)

(in thousands)

FY2011
Operating income	$304,310
Less:
Construction management revenue	(29,286)
Other revenue	(902)
Add:
Construction management expenses	22,715
Depreciation and amortization	310,425
General and administrative	53,624
Transactions	5,654
Other expenses	90

Net Operating Income	$666,630

Safe Harbor Statement

This Current Report on Form 8-K contains forward-looking statements which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially, including statements and projections relating to our 2012 and 2013 guidance, including projected net income, EBITDA, Adjusted EBITDA, cash Adjusted EBITDA, FFO and Core FFO per diluted share and unit, NOI and their underlying assumptions. Actual results may vary. These risks and uncertainties include, among others, the following: the impact of the recent deterioration in global economic, credit and market conditions, including the downgrade of the U.S. government’s credit rating; current local economic conditions in our geographic markets; decreases in information technology spending, including as a result of economic slowdowns or recession; adverse economic or real estate developments in our industry or the industry sectors that we sell to (including risks relating to decreasing real estate valuations and impairment charges); our dependence upon significant tenants; bankruptcy or insolvency of a major tenant or a significant number of smaller tenants; defaults on or non-renewal of leases by tenants; our failure to obtain necessary debt and equity financing; increased interest rates and operating costs; risks associated with using debt to fund our business activities, including re-financing and interest rate risks, our failure to repay debt when due, adverse changes in our credit ratings or our breach of covenants or other terms contained in our loan facilities and agreements; financial market fluctuations; changes in foreign currency exchange rates; our inability to manage our growth effectively; difficulty acquiring or operating properties in foreign jurisdictions; our failure to successfully integrate and operate acquired or redeveloped properties or businesses; risks related to joint venture investments, including as a result of our lack of control of such investments; delays or unexpected costs in development or redevelopment of properties; decreased rental rates or increased vacancy rates; increased competition or available supply of data center space; our inability to successfully develop and lease new properties and space held for redevelopment; difficulties in identifying properties to acquire and completing acquisitions; our inability to acquire off-market properties; our inability to comply with the rules and regulations applicable to reporting companies; our failure to maintain our status as a REIT; possible adverse changes to tax laws; restrictions on our ability to engage in certain business activities; environmental uncertainties and risks related to natural disasters; losses in excess of our insurance coverage; changes in foreign laws and regulations, including those related to taxation and real estate ownership and operation; and changes in local, state and federal regulatory requirements, including changes in real estate and zoning laws and increases in real property tax rates. For a further list and description of such risks and uncertainties, see our reports and other filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01 Regulation FD Disclosure.

The information in this Item 7.01 of this Current Report, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act regardless of any general incorporation language in such filing.

On January 31, 2013, we issued a press release announcing revised guidance for the year ended December 31, 2012 and our earnings guidance for the year ending December 31, 2013. The text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 31, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Assistant Secretary

Date: January 31, 2013

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated January 31, 2013.